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   IMPORTANT NOTICE CONCERNING THE FIRST FEDERAL SAVINGS BANK RETIREMENT PLAN
      AND YOUR ABILITY TO TRADE SHARES OF FEDFIRST FINANCIAL CORPORATION'S
                                   SECURITIES


November 14, 2007

This notice is being sent to all executive officers and directors of FedFirst Financial Corporation in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities and Exchange Regulation BTR.

This is to inform you that a new record keeper and custodian have been selected for the First Federal Savings Bank Retirement Plan ("Plan"). The transition to the new record keeper and custodian will begin simultaneously on December 22, 2007. In connection with the transition, most of the investment options offered under the Plan will change.

During this transition, Plan participants temporarily will be unable to direct or diversify the assets held in their Plan accounts, including shares of FedFirst Financial Corporation common stock. This period, during which participants will be unable to exercise these rights otherwise available under the Plan, is called a "blackout period."

During this blackout period, you may not directly or indirectly purchase, sell, or otherwise acquire or transfer any equity security of FedFirst Financial Corporation acquired in connection with your service or employment as a director or executive officer of FedFirst Financial Corporation. Although you are permitted to engage in transactions involving equity securities that were not acquired in connection with your services as a director or executive officer, there is a presumption that any such transactions are prohibited unless you can identify the source of the shares and show that you used the same identification for all related purposes, such as tax reporting and disclosure requirements.

The blackout period will begin on December 22, 2007 and end on February 15, 2008.

In addition to this Sarbanes-Oxley blackout, please remember that FedFirst Financial Corporation observes regularly scheduled blackout periods that restrict your ability to trade in FedFirst Financial Corporation stock.

If you have any questions concerning this notice please contact:

                  DaCosta Smith, III
                  Vice President
                  FedFirst Financial Corporation
                  Donner at Sixth Street
                  Monessen, Pennsylvania  15062
                  (724) 684-6800